UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOOD GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	37-1902603
(State or other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

415 McFarlan Road, Suite 108 Kennett Square, PA	19348
(Address of Principal Executive Offices)	(zip code)

2022 STOCK INCENTIVE PLAN

(Full title of the plans)

David Dorwart

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

(888) 295-7279

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Gregory Sichenzia Arthur Marcus
Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
Tel: (212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered(1)	Amount To Be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share(1)	30,000,000	$0.045	$1,350,000	$125.15

(1)	Represents Common Stock, $0.001 par value (the “Common Stock”) issuable under the 2022 Stock Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act on the basis of the last reported sale price of a share of common stock, par value $0.001 per share on the OTC Markets on May 31, 2022, which date is within one business day prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Good Gaming, Inc., a Nevada corporation (the “Company”) relating to 30,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), issuable under the Good Gaming, Inc. 2022 Equity Incentive Plan (the “Plan”). 20,637,547 of the Common Stock are reserved for future grants and 9,362,453 are being offered by Selling Stockholders as listed.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers, employees, consultants and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the Selling Securityholders pursuant to equity awards, including stock options and restricted stock grants, granted to the Selling Securityholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

As specified in General Instruction C of Form S-8, until such time as we meet the registrant requirements for use of Form S-3, the number of shares of Common Stock to be offered by means of this reoffer prospectus, by each of the selling security holders, and any other person with whom he or she is acting in concert for the purpose of selling our shares of Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in this Part I of Form S-8 (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

Good Gaming, Inc.

2022 STOCK INCENTIVE PLAN

Up to 30,000,000 Shares of Common Stock

Issuable under certain awards granted under

The Good Gaming, Inc. 2022 Stock Incentive Plan

This reoffer prospectus relates to the public resale, from time to time, of an aggregate of 30,000,000 shares (the “Shares”) of our common stock, $0.001 par value per share (the “Common Stock”) by certain security holders identified herein in the section entitled “Selling Securityholders”. Such shares may be acquired in connection with common underlying Options issued pursuant to the Good Gaming, Inc. 2022 Stock Incentive Plan. You should read this prospectus carefully before you invest in our Common Stock.

Such resales shall take place on the OTC Markets, or such other stock market or exchange on which our Common Stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 5 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Securityholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering our shares of Common Stock under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Securityholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. We have not entered into any underwriting arrangements in connection with the sale of the shares covered by this reoffer prospectus. The Selling Securityholders identified in this reoffer prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares covered by this reoffer prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus. These are speculative securities.

Our Common Stock is quoted on the OTC Markets under the symbol “GMER” and the last reported sale price of our Common Stock on May 31, 2022 was $0.04500 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 18, 2022

GOOD GAMING, INC.

i

Except where the context otherwise requires, the terms, “Good Gaming”, “we,” “us,” “our” or “the Company,” refer to the business of Good Gaming, Inc., a Nevada corporation and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

We use our registered trademark, “Good Gaming”, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

1

PROSPECTUS SUMMARY

The Commission allows us to ‘‘incorporate by reference’’ certain information that we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will update automatically, supplement and/or supersede the information disclosed in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Our Company

The Company was incorporated on November 3, 2008 under the laws of the State of Nevada, to engage in certain business services. Our goal, at the time, was to become a leading tournament gaming provider as well as an online destination, targeting over 250 million esports players and participants worldwide that want to compete at the high school or college level. We are a developmental stage business, have generated limited revenues to date and have a history of operating losses.

The Good Gaming platform was established in early 2014 by its founding members who recognized the need that millions of gamers worldwide desired to play games at competitive levels. The founders recognized that there was no structure or organization on a large scale for amateur gamers while professional esports was quickly establishing itself.

Good Gaming effectively built the business infrastructure for the rapidly growing esports industry, similar to the high school and college athletic industry. Good Gaming was designed to be the gateway for amateur esports athletes to compete at the semi-professional level, improve their gaming skills, and interact with veteran gamers globally in a destination site and social networking framework.

Good Gaming differs from the professional level of the esports industry by focusing on more than 250 million gamers that fall below the professional level but are above the casual level, classified as “amateurs.” Good Gaming distinguishes itself from its direct and indirect competitors by being the first company to offer multi-game, multi-console services at the amateur esports level. The Company was not exclusive to any particular hardware or software vendor.

On May 4, 2016, the Company announced that it had completed its first closed public beta testing of their 2.0 tournament platform to determine the functionality, speed, ease of use, and accuracy of the system and are preparing to enter into full-blown production.

For the year ended December 31, 2021, the Company had net income of $338,408. At December 31, 2021, the Company had an accumulated deficit of $7,638,959 and a working capital surplus of $2,111,655 . The Company anticipates that it will continue to generate operating losses and use cash in operations through the foreseeable future.

Corporate Information

Our corporate name is Good Gaming, Inc. for both legal and commercial purposes. We are a Nevada corporation. Our executive offices are located at 415 McFarlan Rd, Suite 108, Kennett Square, PA 19501, and our telephone number is (844) 419-7445. We maintain a corporate website www.good-gaming.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

The Offering

Outstanding Common Stock:	103,526,044 shares of our Common Stock are outstanding as of January 31, 2022.

Common Stock Offered:	Up to 30,000,000 shares of Common Stock for sale by the selling securityholders (which include our executive officers and directors) for their own account pursuant to the Plan.

Selling Securityholders:	The selling securityholders are set forth in the section entitled “Selling Securityholders” of this reoffer prospectus on page 3. The amount of securities to be offered or resold by means of the reoffer prospectus by the designated selling securityholders may not exceed, during any three month period, the amount specified in Rule 144(e).

Use of proceeds:	We will not receive any proceeds from the sale of our Common Stock by thehe selling securityholders. We would, however, receive proceeds upon the exercisse of the stock options by those who receive options under the Plan and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors:	The securities offered hereby involve a high degree of risk. See “Risk Factors”.”

Nasdaq Capital Market trading symbol:	GMER

2

RISK FACTORS

An investment in shares of our Common Stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Common Stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Company’s Registration Statement on Form S-1 (File No. 333-182573), filed with the filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2013, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

USE OF PROCEEDS

The shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Securityholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the shares of our Common Stock. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the shares will be paid by us. See “Selling Securityholders” and “Plan of Distribution.”

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

SELLING SECURITYHOLDERS

We are registering for resale the shares covered by this prospectus to permit the Selling Securityholders identified below and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a Selling Securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The Selling Securityholders acquired, or may acquire, these shares from us pursuant to the Plan. The shares may not be sold or otherwise transferred by the Selling Securityholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the Plan.

The following table sets forth:

●	the name of each Selling Securityholder;
●	the position(s), office or other material relationship with our company and its predecessors or affiliates, over the last three years of each Selling Securityholder;
●	the number and percentage of shares of our Common Stock that each Selling Securityholder beneficially owned as of May 15, 2022, prior to the offering for resale of the shares under this prospectus;
●	the number of shares of our Common Stock that may be offered for resale for the account of each Selling Securityholder under this prospectus; and
●	the number and percentage of shares of our Common Stock to be beneficially owned by each Selling Securityholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Securityholder).

3

Information with respect to beneficial ownership is based upon information obtained from the Selling Securityholders. Because the Selling Securityholders may offer all or part of the shares of Common Stock, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

The number of shares in the column ‘‘Number of Shares Being Offered’’ represents all of the shares of our Common Stock that each Selling Securityholder may offer under this prospectus. We do not know how long the Selling Securityholders will hold the shares before selling them or how many shares they will sell. The shares of our Common Stock offered by this prospectus may be offered from time to time by the Selling Securityholders listed below. We cannot assure you that any of the Selling Securityholders will offer for sale or sell any or all of the shares of Common Stock offered by them by this prospectus.

	Number of Shares Beneficially Owned Prior to Offering (1)			Number of Shares Being Offered	Number of Shares Beneficially Owned After Offering (2)
Securityholders	Number	Percent (%)		Number	Number	Percent (%)
David Dorwart	5,943,958	5.74%		4,943,985	1,000,000	*	%
Domenic Fontana	1,562,720	*	%	1,062,720	500,000	*	%
Jordan Axt	1,562,720	*	%	1,062,720	500,000	*	%
John D Hilzendager	1,562,720	*	%	1,062,720	500,000	*	%
Marjorie Greenhalgh	818,690	*	%	618,690	200,000	*	%
Samuel Schwieters	144,003	*	%	119,003	25,000	*	%
Eric Brown	1,239,115	*	%	492,615	746,500	*	%
Kevin LaPierre	2,287,185	*	%	2,287,185	0	*	%
Brian Young	2,287,185	*	%	2,287,185	0	*	%
Brandon Young	2,287,185	*	%	2,287,185	0	*
Byron Young	2,287,185	*	%	2,287,185	0	*
Suleman Bhmani	2,287,185	*	%	2,287,185	0	*
David Sterling	793,658	*	%	793,658	0	*
Adam Walthen	793,658	*	%	793,658	0	*
Stephen Alexander	492,615	*	%	492,615	0	*
Shawn Khoja	492,615	*	%	492,615	0	*
Leslie Rowe	492,615	*	%	492,615	0	*
Scott Jeffery	618,690	*	%	618,690	0	*
Lynn Martin	618,690	*	%	618,690	0	*
Colby Jones	492,615	*	%	492,615	0	*
Paula Sprabary	119,003	*	%	119,003	0	*
Kate Kazanjian	119,003	*	%	119,003	0	*
Lee Schafer	119,003	*	%	119,003	0	*
Chelsea Boylan	119,003	*	%	119,003	0	*
Alex Dorwart	119,003	*	%	119,003	0	*
Ariel Weaver	119,003	*	%	119,003	0	*
Divya Pandey	63,960	*	%	63,960	0	*
Byron Alston	63,960	*	%	63,960	0	*
Connor Gulch	63,960	*	%	63,960	0	*
Aaron Benedict	63,960	*	%	63,960	0	*
Vicki McIntosh	63,960	*	%	63,960	0	*
Certain Non-Affiliates employees(12)		*	%			*	%

*less than 1%

(1)	Beneficial ownership information in this table is based upon information supplied by officers, directors and employees. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned..
(2)	Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholder sells all of the shares offered hereby) can be given as to the number of shares that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding their beneficially ownership, some or all of the shares of common stock set forth opposite their names in the table above in transactions exempt from the registration requirements of the Securities Act.

4

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Securityholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholders, or

●	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

5

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on the OTC Markets or any other stock exchange on which the Common Stock may be listed at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

6

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company.

EXPERTS

The financial statements of the Company appearing elsewhere in this prospectus have been included herein in reliance upon the report of Victor Mokuolu, CPA PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Victor Mokuolu, CPA PLLC experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

a)	The description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is contained in the Company’s Registration Statement on Form S-1 (File No. 333-182573), filed with the SEC on February 14, 2013, including any amendment or report filed for the purpose of updating such description.
b)	The Registrant’s Annual Report filed on Form 10-K for the period ended December 31, 2021, filed with the SEC on April 15, 2022;
c)	The Registrant’s Quarterly report on Form 10-Q for the Period ended September 30, filed with the SEC on November 15, 2021;
d)	The Registrant’s Current Reports filed with the SEC on December 14, 2021, January 7, 2022, January 14, 2022, February 1, 2022 and the amendment to such filed on February 11, 2022, and March 10, 2022;
e)	The Company’s Registration on Form 8-A (File No. 000-53949) filed with the SEC on April 20, 2010, including any amendment or report filed for the purpose of updating such description; and
f)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the forgoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at the https://www.good-gaming.com/. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Good Gaming, Inc. Attention: Investor Relations: 415 McFarlan Rd, Suite 108, Kennett Square, PA 19501, (844) 419-7445.

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Good Gaming, Inc.

UP TO 30,000,000 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

May 18, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by Good Gaming, Inc. (the “Company”), pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)are hereby incorporated by reference in this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on April 15, 2022;

(2) The Company’s Registration on Form 8-A (File No. 000-53949) filed with the SEC on April 20, 2010; and

(3) The description of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is contained in the Company’s Registration Statement on Form S-1 (File No. 333-182573), filed with the SEC on February 14, 2013, including any amendment or report filed for the purpose of updating such description.

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All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, Current Reports on Form 8-K filed by the Registrant with the Commission that are identified in such forms as being incorporated into this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel.

Not applicable

Item 6.	Indemnification of Directors and Officers.

Under the Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

3.1	Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on May 4, 2018)

3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Form S-1 filed with the SEC on May 24, 2009)

4.1	Specimen Stock Certificate*

5.1	Opinion of Counsel*

10.1	Good Gaming, Inc. 2022 Stock Incentive Plan

23.1	Consent of Boyle CPA, LLC*

23.2	Consent of Sichenzia Ross Ference, LLP (included as part of Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).

107	Filing fee table

*	Filed herewith.

Item 9.	Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenneth Square, Pennsylvania on the 31st day of May, 2022.

GOOD GAMING, INC.

By:	/s/ David B. Dorwart
David Dorwart
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that e each person whose signature appears below hereby constitutes and appoints David Dorwart his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated and on the date indicated below.

Signatures	Title	Date

/s/ David Dorwart		May 31, 2022
David Dorwart	Chairman of the Board and Chief Executive Officer

/s/ Domenic Fontana		May 31, 2022
Domenic Fontana	Chief Financial Officer and Director

/s/ Jordan Axl		May 31, 2022
Jordan Axt	Chief Marketing Officer and Director

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